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                                                                    EXHIBIT 16.1

December 23, 2003

Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read the "Experts" section included in the Registration Statement on Form S-11 of Hines Real Estate Investment Trust, Inc. filed with the Securities and Exchange Commission on or about December 23, 2003, and have the following comments:

         1. We agree with the statements made in the third and fourth paragraphs.


Yours truly,

/s/ Ernst & Young LLP
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ERNST & YOUNG LLP
Houston, Texas